EXHIBIT 32.1

In connection with the quarterly report of Advanced Cannabis Solutions, Inc., (the “Company”) on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Robert Frichtel, the Principal Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 24, 2015	By:	/s/ Robert Frichtel
Robert Frichtel, Principal Executive Officer